Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:

AngioDynamics Inc. Mark Frost, CFO (800) 772-6446 x1981 mfrost@AngioDynamics.com	EVC Group, Inc. Michael Polyviou/Robert Jones (212) 850-6020; (646) 201-5447 mpolyviou@evcgroup.com; bjones@evcgroup.com	EVC Group, Inc. Chris Gale (646) 201-5431 cgale@evcgroup.com

AngioDynamics Reports Fiscal 2013 Fourth Quarter Financial Results

•	Net sales of $90 million
•	GAAP net loss of $0.02 per share; Adjusted (Non-GAAP) net income of $0.07 per share
•	Adjusted EBITDA Grows 56% to $12.3 million
•	Operating cash flow of $10.8 million versus $1 million of cash used in prior year
•	Company Introduces Financial Guidance for FY 2014

ALBANY, N.Y., (July 11, 2013) – AngioDynamics (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the fiscal 2013 fourth quarter and full year ended May 31, 2013.

“The fourth quarter was highlighted by encouraging signs of progress, and while the Vascular Access franchise continues to face challenges despite the strong performance of our BioFlo technology, the Peripheral Vascular, Oncology/Surgery and International franchises all experienced healthy improvements over the fiscal 2013 third quarter,” said Joseph M. DeVivo, President and Chief Executive Officer. “We saw excellent early data on our BioFlo PICCs, which now represent 20% of AngioDynamics’ worldwide PICC revenue; exceeded our AngioVac system forecast with $1 million in sales in the fourth quarter alone; and received FDA approval for our NanoKnife system Prostate IDE. Our Oncology/Surgery franchise was further bolstered by a 25% increase in worldwide thermal ablation revenue compared to the fiscal 2013 third quarter. Coupled with returned stability in our sales forces, we believe these key drivers will return AngioDynamics to growth in FY 2014.”

Q4 FY13 Financial Results

Net sales for the fourth quarter were $90 million, compared to the $57.7 million reported a year ago. On a pro forma basis, which includes sales from Navilyst Medical and excludes sales from LC Beads, net sales for the fourth quarter decreased 2% compared to prior year pro forma net sales of $92.2 million. On a pro forma basis, Vascular net sales in the fourth quarter decreased 4% to $75 million compared to $78.5 million in the prior year period, and Oncology/Surgery net sales increased 18% to $13.5 million from $11.4 million a year ago. Pro forma net sales in the U.S. decreased 6% to $71.3 million from $75.7 million in the prior year period, and International pro forma net sales increased 14% to $18.8 million from $16.5 million a year ago.

The Company narrowed its net loss in the fourth quarter to $0.9 million, or $0.02 per share, compared to a net loss of $7.0 million, or $0.27 per share, a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $2.3 million, or $0.07 per share, compared to $0.8 million, or $0.03 per share, a year ago. Excluding amortization for intangible assets, the Company’s adjusted EPS was $0.14 for the fourth quarter of fiscal year 2013 compared to $0.09 for the year ago quarter. Diluted average shares outstanding increased to 34.9 million in the quarter from 26.2 million in the prior year period due to the additional shares issued in conjunction with the Navilyst Medical acquisition.

Fourth quarter EBITDA grew to $7.9 million, or $0.22 per share, compared to negative EBITDA of $3.3 million, or $0.12 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, increased to $12.3 million, or $0.35 per share, in the fourth quarter compared to $7.9 million, or $0.30 per share, a year ago.

During the fourth quarter, operating cash flow improved to $10.8 million compared to $1 million of net cash used in the prior year quarter. At May 31, 2013, cash and investments were $24 million, and debt was $142.5 million.

Recent Operational Highlights

•
BioFlo peripherally inserted central catheter (PICC) was one of 14 medical innovations on display in front of thousands of healthcare providers and experts at the Premier healthcare alliance's 2013 Breakthroughs Conference and Exhibition on June 11, 2013.

•
The U.S. Food & Drug Administration (FDA) granted Investigational Device Exemption (IDE) approval to conduct a clinical study of the NanoKnife System for the ablation of focal prostate cancer. The Company is moving forward with institutional review board (IRB) submissions and anticipates commencing patient enrollment in its fiscal 2014 second quarter, which ends November 30, 2013.

•
The U.S. Food and Drug Administration (FDA) granted 510(k) clearance for the Xcela Plus Port family, with Pressure Activated Safety Valve (PASV) technology to Navilyst Medical, an AngioDynamics company. AngioDynamics also received the Medical Device License from Health Canada to market and sell the Smart Port CT family of power-injectable ports, featuring Vortex port technology.

Full Year 2013 Financial Results
For the full year ended May 31, 2013, net sales were $342 million, a 54% increase over the $221.8 million reported a year ago. On a pro forma basis, prior year net sales were $344.6 million. Net loss was $0.6 million, or $0.02 per share, compared to a net loss of $5.1 million, or $0.20 per share, as reported a year ago. Adjusted net income, excluding costs relating to the Navilyst Medical acquisition, as well as other costs detailed in the attached reconciliation table, was $12.2 million, or $0.35 per share, compared to $5.5 million, or $0.21 per share, a year ago. Adjusted EBITDA was $52.2 million, or $1.48 per share, compared to $26.8 million, or $1.05 per share, a year ago. Excluding amortization for intangible assets, the Company’s adjusted EPS was $0.64 for fiscal year 2013 compared to $0.45 for the fiscal full year 2012.

Fiscal 2014 Guidance

“We expect to deliver modest sales growth during fiscal year 2014 ranging from $346 million to $352 million, reflecting a 3% increase at the top end of the range,” AngioDynamics’ Chief Financial Officer and Executive Vice President Mark Frost said. “Based on our sales assumptions and the impact of the medical device tax on our expected results, we anticipate adjusted earnings per share (EPS) to be in the range of $0.31-$0.35 and adjusted EPS, excluding amortization, to be in the range of $0.61-$0.65.

“Based on our performance in the fourth quarter of fiscal year 2013 and the timing of NanoKnife System sales, we expect net sales to range from $81 million to $84 million in the first quarter, flat on the top end, compared to year-ago first quarter sales,” Frost continued. “Adjusted EPS is expected to be in the range of $0.02-0.04 and in the range of $0.10-$0.12 for adjusted EPS excluding amortization.”

Conference Call

AngioDynamics will host a conference call today at 4:30 p.m. Eastern Time to discuss its fourth quarter results. To participate in the live call, please dial 1-877-941-0844. In addition, a live webcast and archived replay of the call will be available at http://investors.angiodynamics.com. To access the live webcast, please go to the website 15 minutes prior to its start to register, download and install the necessary software.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics’ business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma sales, sales on a constant currency basis, EBITDA (income before interest, taxes, depreciation and amortization), adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics’ performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics’ underlying business. Management encourages investors to review AngioDynamics’ financial results prepared in accordance with GAAP to understand AngioDynamics’ performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics’ financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics

AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories, angioplasty products, drainage products, thrombolytic products and venous products. More information is available at www.AngioDynamics.com.

Trademarks

AngioDynamics and the AngioDynamics logo, AngioVac, BioFlo, Microsulis, NanoKnife and Navilyst are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics’ expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as “expects,” “reaffirms,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “optimistic,” or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics’ expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, including Navilyst Medical and its products, R&D capabilities, infrastructure and employees as well as the risk factors listed from time to time in AngioDynamics’ SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2012. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net sales	$90,033	$57,690	$342,026	$221,787
Cost of sales
Acquired inventory step-up	-	431	3,845	431
Quality call to action	-	1,414	850	2,326
Other cost of sales	45,791	25,108	168,342	93,503
Total cost of sales	45,791	26,953	173,037	96,260
Gross profit	44,242	30,737	168,989	125,527
% of net sales	49.1%	53.3%	49.4%	56.6%

Operating expenses
Research and development	6,438	5,222	26,319	20,511
Sales and marketing	20,387	16,546	76,121	64,505
General and administrative	6,273	4,962	26,127	18,334
Amortization of intangibles	4,384	2,492	16,345	9,406
Medical device tax	1,103	-	1,786	-
Change in fair value of contingent consideration	756	-	1,583	-
Acquisition and other non-recurring	3,670	8,362	13,614	15,733
Total operating expenses	43,011	37,584	161,895	128,489
Operating income (loss)	1,231	(6,847)	7,094	(2,962)
Other income (expense), net	(2,032)	(1,226)	(7,739)	(2,320)
Income (loss) before income taxes	(801)	(8,073)	(645)	(5,282)
Provision for (benefit from) income taxes	68	(1,045)	(31)	(188)
Net income (loss)	$(869)	$(7,028)	$(614)	$(5,094)

Earnings (loss) per common share
Basic	$(0.02)	$(0.27)	$(0.02)	$(0.20)
Diluted	$(0.02)	$(0.27)	$(0.02)	$(0.20)

Weighted average common shares
Basic	34,906	26,193	34,817	25,382
Diluted	34,906	26,193	34,817	25,382

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income (loss)	$(869)	$(7,028)	$(614)	$(5,094)

After tax:
Acquisition and other non-recurring (1)	2,691	6,040	8,849	9,980
Quality Call to Action Program (2)	-	898	540	1,477
Inventory step-up (3)	-	274	2,442	274
Product recalls (4)	-	585	-	1,742
Contingent earn out valuation (5)	480	-	1,005	-
LC Beads contribution (6)	-	-	-	(2,885)
Adjusted net income	$2,302	$768	$12,222	$5,493

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended			Twelve months ended
	May 31,	May 31,		May 31,	May 31,
	2013	2012		2013	2012
	(unaudited)			(unaudited)

Diluted earnings (loss) per share	$(0.02)	$(0.27)		$(0.02)	$(0.20)

After tax:
Acquisition and other non-recurring (1)	0.08	0.23		0.25	0.39
Quality Call to Action Program (2)	-	0.03		0.02	0.06
Inventory step-up (3)	-	0.01		0.07	0.01
Product recalls (4)	-	0.02		-	0.07
Contingent earn out valuation (5)	0.01	-		0.03	-
LC Beads contribution (6)	-	-		-	(0.11)
Adjusted diluted earnings per share	$0.07	$0.03	*	$0.35	$0.21

* Does not sum due to rounding

(1)	Includes costs relating to acquisitions, debt financing, business restructuring and executive transitions, and a program to close a manufacturing facility in the U.K.
(2)	Direct costs of implementing a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Amortization of basis step-up of acquired Navilyst inventory.
(4)	Costs attributable to voluntary product recalls.
(5)	Impact of revaluation of contingent earn outs related to acquisitions
(6)	Reflects estimated contribution of LC Beads distribution contract which expired on December 31, 2011.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share Excluding Amortization:

	Three months ended		Three months ended			Three months ended			Three months ended				Twelve months ended
	Aug 31,	Aug 31,	Nov 30,		Nov 30,	Feb 28,		Feb 29,	May 31,		May 31,		May 31,	May 31,
	2012	2011	2012		2011	2013		2012	2013		2012		2013	2012
	(unaudited)		(unaudited)			(unaudited)			(unaudited)				(unaudited)

Diluted earnings (loss) per share	$(0.02)	$0.05	$0.06		$0.09	$(0.03)		$(0.07)	$(0.02)		$(0.27)		$(0.02)	$(0.20)

After tax:
Acquisition and other non-recurring (1)	0.04	0.02	0.04		0.04	0.09		0.10	0.08		0.23		0.25	0.39
Quality Call to Action Program (2)	0.02	-	-		-	-		0.02	-		0.03		0.02	0.06
Inventory step-up (3)	0.06	-	-		-	0.01		-	-		0.01		0.07	0.01
Product recalls (4)	-	-	-		0.04	-		0.01	-		0.02		-	0.07
Contingent earn out valuation (5)	(0.01)	-	0.01		-	0.01		-	0.01		-		0.03	-
LC Beads contribution (6)	-	(0.04)	-		(0.05)	-		(0.02)	-		-		-	(0.11)
Amortization of intangibles	0.06	0.06	0.08		0.06	0.08		0.06	0.08		0.06		0.29	0.23
Adjusted diluted earnings per share	$0.15 *	$0.09	$0.19	*	$0.17	$0.16	*	$0.11	$0.14	*	$0.09	*	$0.64	$0.45 *

* Does not sum due to rounding

(1)	Includes costs relating to acquisitions, debt financing, business restructuring and executive transitions, and a program to close a manufacturing facility in the U.K.
(2)	Direct costs of implementing a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Amortization of basis step-up of acquired Navilyst inventory.
(4)	Costs attributable to voluntary product recalls.
(5)	Impact of revaluation of contingent earn outs related to acquisitions
(6)	Reflects estimated contribution of LC Beads distribution contract which expired on December 31, 2011.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Net income (loss)	$(869)	$(7,028)	$(614)	$(5,094)

Provision for (benefit from) income taxes	68	(1,045)	(31)	(188)
Other income (expense), net	2,032	1,226	7,739	2,320
Amortization of intangibles	4,384	2,492	16,345	9,406
Depreciation	2,269	1,104	8,879	3,650
EBITDA	7,884	(3,251)	32,318	10,094

Acquisition and other non-recurring (1)	3,670	8,362	13,614	15,733
Quality Call to Action Program (2)	-	1,414	850	2,326
Inventory step-up (3)	-	431	3,845	431
Product recalls (4)	-	921	-	2,743
Contingent earn out revaluation (5)	756	-	1,583	-
LC Beads contribution (6)	-	-	-	(4,544)
Adjusted EBITDA	$12,310	$7,877	$52,210	$26,783

EBITDA per common share
Assumes Diluted	$0.22	$(0.12)	$0.91	$0.39

Adjusted EBITDA per common share
Assumes Diluted	$0.35	$0.30	$1.48	$1.05

Reconciliation of Operating Income to non-GAAP Adjusted Operating Income:

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2013	2012	2013	2012
	(unaudited)		(unaudited)

Operating income (loss)	$1,231	$(6,847)	$7,094	$(2,962)

Acquisition and other non-recurring (1)	3,670	8,362	13,614	15,733
Quality Call to Action Program (2)	-	1,414	850	2,326
Inventory step-up (3)	-	431	3,845	431
Product recalls (4)	-	921	-	2,743
Contingent earn out revaluation (5)	756	-	1,583	-
LC Beads contribution (6)	-	-	-	(4,544)
Adjusted Operating income	$5,657	$4,281	$26,986	$13,727

(1)	Includes costs relating to acquisitions, debt financing, business restructuring and executive transitions, and a program to close a manufacturing facility in the U.K.
(2)	Direct costs of implementing a comprehensive Quality Call to Action program to review and augment the quality management systems at our Queensbury and Fremont facilities.
(3)	Amortization of basis step-up of acquired Navilyst inventory.
(4)	Costs attributable to voluntary product recalls.
(5)	Impact of revaluation of contingent earn outs related to acquisitions
(6)	Reflects estimated contribution of LC Beads distribution contract which expired on December 31, 2011.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT NON GAAP RECONCILIATION
FOR THE QUARTER ENDED MAY 31, 2013
(in thousands, except per share data)
(Unaudited)

		Quality	Acquisition	Severance/
	GAAP	Control	Related	Restructuring	Other	NON GAAP
	Results	Initiative	Costs	Costs	Items, Net	Results

Net sales	$90,033					$90,033
Cost of sales	45,791	-	-			45,791
Gross profit	44,242	-	-	-	-	44,242
% of net sales	49.1%					49.1%

Operating expenses
Research and development	6,438					6,438
Sales and marketing	20,387					20,387
General and administrative	6,273					6,273
Amortization of intangibles	4,384					4,384
Medical Device tax	1,103					1,103
Contingent earn out revaluation	756		(756)			-
Acquisition and other non-recurring	3,670		(527)	(1,355)	(1,788)	-
Total operating expenses	43,011	-	(1,283)	(1,355)	(1,788)	38,585
Operating income	1,231	-	1,283	1,355	1,788	5,657
Other income (expense), net	(2,032)					(2,032)
Income (loss) before income taxes	(801)	-	1,283	1,355	1,788	3,625
Provision for (benefit from) income taxes	68	-	107	495	653	1,323
Net income (loss)	$(869)	$-	$1,176	$860	$1,135	$2,302

Earnings (loss) per common share
Assumes Diluted	$(0.02)	$-	$0.03	$0.02	$0.03	$0.07

Weighted average common shares
Assumes Diluted	35,409	35,409	35,409	35,409	35,409	35,409

Effective Tax Rate	-8%	0%	8%	37%	37%	37%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENT NON GAAP RECONCILIATION
FOR THE TWELVE MONTH ENDED ENDED MAY 31, 2013
(in thousands, except per share data)
(Unaudited)

		Quality	Acquisition	Severance/
	GAAP	Control	Related	Restructuring	Other	NON GAAP
	Results	Initiative	Costs	Costs	Items, Net	Results

Net sales	$342,026					$342,026
Cost of sales	173,037	(850)	(3,845)			168,342
Gross profit	168,989	850	3,845	-	-	173,684
% of net sales	49.4%					50.8%

Operating expenses
Research and development	26,319					26,319
Sales and marketing	76,121					76,121
General and administrative	26,127					26,127
Amortization of intangibles	16,345					16,345
Medical device tax	1,786					1,786
Contingent earn out revaluation	1,583		(1,583)			-
Acquisition and other non-recurring	13,614		(3,452)	(5,751)	(4,411)	-
Total operating expenses	161,895	-	(5,035)	(5,751)	(4,411)	146,698
Operating income	7,094	850	8,880	5,751	4,411	26,986
Other income (expense), net	(7,739)					(7,739)
Income before income taxes	(645)	850	8,880	5,751	4,411	19,247
Provision for income taxes	(31)	310	3,037	2,099	1,610	7,025
Net income (loss)	$(614)	$540	$5,843	$3,652	$2,801	$12,222

Earnings per common share
Assumes Diluted	$(0.02)	$0.02	$0.17	$0.10	$0.08	$0.35

Weighted average common shares
Assumes Diluted	35,354	35,354	35,354	35,354	35,354	35,354

Effective Tax Rate	5%	37%	34%	37%	37%	37%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRELIMINARY NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended (b)			Twelve months ended (c)
	May 31,	May 31,	%	May 31,	May 31,	%
	2013	2012	Growth	2013	2012	Growth

Net Sales by Product Category
Vascular
Peripheral Vascular	$48,008	$28,301	70%	$179,682	$95,200	89%
Vascular Access	26,956	17,994	50%	106,690	63,857	67%
Total Vascular	74,964	46,295	62%	286,372	159,057	80%
Oncology/Surgery	13,468	11,395	18%	47,156	62,730	(25%)
Supply Agreement	1,601	-	N/A	8,498	-	N/A
Total	$90,033	$57,690	56%	$342,026	$221,787	54%

Net Sales by Geography
United States	$71,253	$47,600	50%	$274,832	$188,187	46%
International	18,780	10,090	86%	67,194	33,600	100%
Total	$90,033	$57,690	56%	$342,026	$221,787	54%

PRO FORMA (a)

Net Sales by Product Category
Vascular
Peripheral Vascular	$48,008	$48,390	(1%)	$179,682	$180,317	(0%)
Vascular Access	26,956	30,075	(10%)	106,690	113,380	(6%)
Total Vascular	74,964	78,465	(4%)	286,372	293,697	(2%)
Oncology/Surgery	13,468	11,436	18%	47,156	41,515	14%
Supply Agreement	1,601	2,308	-31%	8,498	9,345	(9%)
Total	$90,033	$92,209	(2%)	$342,026	$344,557	(1%)

Net Sales by Geography
United States	$71,253	$75,731	(6%)	$274,832	$285,977	(4%)
International	18,780	16,478	14%	67,194	58,580	15%
Total	$90,033	$92,209	(2%)	$342,026	$344,557	(1%)

(a) As if AngioDynamics (excluding LC Beads) and Navilyst Medical were combined in all periods.
(b) Sales days for the three months ended May 31, 2013 and May 31, 2012, were both 64 days.
(c) Sales days for the twelve months ended May 31, 2013 and May 31, 2012, were 251 and 252 days, respectively.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRO FORMA PRODUCT LINE NET SALES EXCLUDING LCBEADS
(in thousands)

	Three months ended			Twelve months ended
	May 31,	May 31,	%	May 31,	May 31,	%
	2013	2012	Growth	2013	2012	Growth
	(unaudited)			(unaudited)
Net Sales by Product Line
Vascular
Peripheral Vascular
Fluid Management	$21,557	$21,846	(1%)	$81,861	$84,024	(3%)
Venacure EVLT	11,458	11,448	0%	41,787	40,814	2%
Core products	14,695	15,094	(3%)	55,164	54,842	1%
Other	298	2	N/A	870	637	37%
Total Peripheral Vascular	48,008	48,390	(1%)	179,682	180,317	(0%)

Vascular Access
PICCS	13,051	15,107	(14%)	51,511	55,911	(8%)
Ports	8,013	8,697	(8%)	31,104	31,993	(3%)
Dialysis	4,632	5,224	(11%)	18,830	21,107	(11%)
Other	1,260	1,047	20%	5,245	4,369	20%
Total Vascular Access	26,956	30,075	(10%)	106,690	113,380	(6%)
Total Vascular	74,964	78,465	(4%)	286,372	293,697	(2%)
Oncology/Surgery
Thermal Ablation	7,873	5,799	36%	27,667	23,222	19%
Nanoknife	3,981	4,123	(3%)	12,840	11,618	11%
Other	1,614	1,514	7%	6,649	6,675	(0%)
Total Oncology/Surgery	13,468	11,436	18%	47,156	41,515	14%
Supply Agreement	1,601	2,308	(31%)	8,498	9,345	(9%)
Total Net Sales	$90,033	$92,209	(2%)	$342,026	$344,557	(1%)

Net Sales by Geography
United States	$71,253	$75,731	(6%)	$274,832	$285,977	(4%)
International	18,780	16,478	14%	67,194	58,580	15%
Total	$90,033	$92,209	(2%)	$342,026	$344,557	(1%)

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	May 31,	May 31,
	2013	2012
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$21,802	$23,508
Escrow receivable	-	2,500
Marketable securities	2,153	14,070
Total cash, escrow receivable and investments	23,955	40,078

Receivables, net	48,090	48,588
Inventories, net	55,062	55,823
Deferred income taxes	6,349	4,923
Prepaid income taxes	563	3,180
Prepaid expenses and other	7,554	6,646
Total current assets	141,573	159,238

Property, plant and equipment, net	62,650	55,915
Intangible assets, net	214,848	147,266
Goodwill	355,440	308,912
Deferred income taxes	11,248	39,198
Other non-current assets	6,123	11,240
Total Assets	$791,882	$721,769

Liabilities and Stockholders' Equity
Current portion of long-term debt	$7,500	$7,500
Current portion of contingent consideration	9,207	-
Other current liabilities	47,028	47,922
Total current liabilities	63,735	55,422
Long-term debt, net of current portion	135,000	142,500
Contingent consideration, net of current portion	65,842	-
Other long-term liabilities	475	327
Total Liabilities	265,052	198,249

Stockholders' equity	526,830	523,520
Total Liabilities and Stockholders' Equity	$791,882	$721,769

Shares outstanding	35,060	34,826

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended		Twelve months ended
	May 31,	May 31,	May 31,	May 31,
	2013	2012	2013	2012
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$(869)	$(7,028)	$(614)	$(5,094)
Depreciation and amortization	6,653	3,596	25,224	13,056
Change in fair value of contingent consideration	756	-	1,583	-
Tax effect of exercise of stock options	(1,222)	(72)	(1,644)	(309)
Deferred income taxes	(3,705)	(404)	(286)	(652)
Stock-based compensation	1,237	1,092	4,609	4,090
Amortization of inventory step-up	-	431	3,845	431
Other	119	1,576	855	1,856
Changes in operating assets and liabilities			-
Receivables	(2,980)	(2,796)	977	(2,378)
Inventories	6,911	(1,245)	(2,397)	(1,522)
Accounts payable and accrued liabilities	(2,582)	3,217	(12,717)	6,673
Other	6,461	628	6,859	(4,654)
Net cash provided by operating activities	10,779	(1,005)	26,294	11,497

Cash flows from investing activities:
Additions to property, plant and equipment	(3,822)	(613)	(11,530)	(2,492)
Acquisition of businesses, net of cash acquired	-	(242,367)	(25,274)	(237,867)
Other cash flows from investing activities	-	-	801	(4,000)
Change in restricted cash	-	(2,500)	2,500	(2,500)
Purchases, sales and maturities of marketable securities, net	-	94,560	11,855	70,499
Net cash used in investing activities	(3,822)	(150,920)	(21,648)	(176,360)

Cash flows from financing activities:
Repayment of long-term debt	(1,875)	(6,345)	(7,500)	(6,550)
Proceeds from issuance of new debt	-	150,000	-	150,000
Deferred financing costs on long-term debt	-	(2,378)	-	(2,378)
Proceeds from exercise of stock options and ESPP	118	58	1,214	3,370
Repurchase and retirement of shares	-	-	-	(2,104)
Net cash (used in) provided by financing activities	(1,757)	141,335	(6,286)	142,338

Effect of exchange rate changes on cash	(23)	51	(66)	49
Increase (Decrease) in cash and cash equivalents	5,177	(10,539)	(1,706)	(22,476)

Cash and cash equivalents
Beginning of period	16,625	34,047	23,508	45,984
End of period	$21,802	$23,508	$21,802	$23,508

###